SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2003

Neogen Corporation
(Exact name of registrant as specified in its charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

620 Lesher Place
Lansing, Michigan    48912
(Address of principal executive offices including zip code)

(517) 372-9200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 16, 2003, Neogen Corporation (the "Company") dismissed Deloitte & Touche, LLP ("D&T") as its independent auditor. The Audit committee of the Company's Board of Directors recommended the change of auditor, and the change was approved by the Company's Board of Directors.

The reports of D&T on the Company's financial statements for the fiscal years ended May 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years, and subsequent interim periods through January 16, 2003, there were no disagreements with the D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scop or procedures, which disagreements, if not resolved to the satisfaction of D&T, would have caused it to make reference to such disagreements in its reports, nor were there any reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company has requested D&T to furnish a letter addressed to the Securities and Exchange Commision stating whether it agrees with the above statements. A copy of that letter is filed as Exhibit 16 to this Form 8-K.

Following review of proposals from several accounting firms, effective January 16, 2003 the Company engaged Ernst & Young LLP ("E&Y") as it's independent auditor. During the Company's two most recent fiscal years and subsequent interim periods before engaging E&Y, the Company did not consult E&Y regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement, or of a reportable event as defined in Regulation S-K Item 304(a)(1)(v).

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

Exhibit
Number        Description of Exhibit
16                 Letter form Deloitte & Touche LLP regarding change in certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Neogen Corporation (Registrant)

Date: February 4, 2003	By: /s/ Richard R. Current Richard R. Current Vice President & Chief Financial Officer